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                                                                    Exhibit 23.2

Kvaerner

R. Randall Nye
Vice President-Commercial and General Counsel
Direct Dial 925/866-6419
Facsimile 925/866-6320
Email randall.nye@kvaerner.com







March 21, 2000



Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO 80401

Gentlemen:

We hereby consent to the incorporation by reference with the Registration Statement of Canyon Resources Corporation (The Company) on Form S-8 (File No. 33-37306) of our Mine Plan and Preliminary Feasibility Study dated September 1993 pertaining to the Company's McDonald Property as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

Very truly yours,



/s/ R. Randall Nye
R. Randall Nye
Vice President
Commercial and General Counsel

RRN/mmd





                                                                        KVAERNER
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USA